EXHIBIT 10.1
                                                                    ------------

                      SECOND AMENDMENT AND WAIVER AGREEMENT

     This Second Amendment and Waiver Agreement (this "Agreement"), is made and entered into as of April 17, 2007, by and between Western Power & Equipment Corp., a Delaware corporation (along with its subsidiaries signatory hereto, the "Company") and Rockmore Investment Master Fund Ltd (the "Holder").

     WHEREAS, the Company, the Holder and the other investors signatory thereto (the "Other Holders" and collectively with the Holder, the "Holders") are parties to that certain Securities Purchase Agreement (the "Purchase Agreement"), dated June 8, 2005, pursuant to which the Company issued to the Holder its Series A Variable Rate Secured Convertible Debentures (the "Debentures") with an aggregate principal amount among all Holders of $30,000,000, of which $19,330,544.30 in principal currently remains outstanding;

     WHEREAS, an "Event of Default" under the Debentures has occurred pursuant to Section 8(a)(i) as a result of the Company's untimely payment of the Monthly Redemption Amount due on January 1, 2007, which was subsequently paid, and March 1, 2007, which shall be deferred pursuant to the terms hereunder (collectively, the "Existing Defaults");

     WHERAS, as a result of the occurrence of the Existing Defaults and pursuant to the Purchase Agreement, Debentures and other agreements entered into in connection therewith, each Holder is entitled, among other things, to enforce its rights and remedies against the Company and against the collateral (the "Collateral") securing the obligations thereunder (the "Obligations"), including, without limitation, to accelerate and immediately demand payment in full of all Obligations and foreclose on the Collateral;

     WHEREAS, the parties have reached an agreement with respect to the modification and amendment of certain terms of the Debentures relating to the early payment of principal under the Debentures and the waiver of the Existing Defaults, which agreement is reflected in this Agreement and in similar agreements the Company is entering into with each Other Investor contemporaneously with this Agreement (the "Other Agreements");

     WHEREAS, the Company and each Holder desire to remove Omicron Master Trust as Agent and to appoint Rockmore Investment Master Trust Ltd. as Agent under the Transaction Documents; and

     WHEREAS, capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms as set forth in the Purchase Agreement.

     NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

     1. Incorporation of Preliminary Statements and Acknowledgement. The preliminary statements set forth above by this reference hereto are hereby incorporated into this Agreement. Without limiting the foregoing, the Company hereby acknowledges that the Existing Defaults have occurred and are continuing under the terms of the Debentures and, notwithstanding anything to the contrary in this Agreement, the Purchase Agreement, the Debentures or any of the other Transaction Documents, the Company acknowledges and agrees that upon a breach of this Agreement by the Company, such breach shall be an Event of Default under the Debentures and each Holder has the right to immediately enforce payment of all of the Obligations and, in connection therewith, without further notice, to enforce its liens on, and security interests in, the Collateral (as defined under the Security Agreement) and real property subject to the deed of trust granted to the Holders.

     2. Waiver of Existing Defaults. The Holder hereby agrees, solely in connection with the existence of the Existing Defaults, to waive until the Maturity Date (as defined in the Debentures and amended hereunder) its right to enforce payment of all of the Obligations and, in connection therewith, enforce its liens on, and security interest in, the Collateral. Notwithstanding anything herein to the contrary, this waiver is limited only to the Existing Defaults and any other past or future Events of Default, including a breach of this Agreement, shall not be deemed waived hereunder. The Holder has no knowledge of the existence of any Events of Default other than the Existing Defaults.

     3. Consideration for Waiver of Existing Defaults. In consideration for granting the waiver set forth in Section 2 above, the Company shall provide to the Holder each of the following:

          a. CASH PAYMENT. The Company shall pay, concurrently herewith, to the Holder, in cash, the amounts set forth next to the Holder's name on ANNEX A attached hereto on or prior to the dates set forth therein. In the event that the Debentures held as of the date hereof by the Holder (the "Holder's Debentures") are paid in full pursuant to Section 4 on or prior to June 30, 2007, such amount shall be credited against the principal and interest outstanding of the Holder's Debentures at the time of such payment. In the event that such payment is not made prior to June 30, 2007, such payment shall be deemed a waiver fee and shall not be applied against or offset principal, interest or any other amounts owed to the Holder under the Holder's Debentures or the Purchase Agreement. In the event that the Holder's Debentures are paid in full pursuant to Section 4 on or prior to June 30, 2007 and a determination must be made as to whether such payments are applied against principal or interest on the Holder's Debentures, such payments shall be made first to accrued but unpaid interest and then to principal; and

          b. INTEREST IN MINING LLC. The Company shall grant and assign the Holder, or its designated assigns, at the election of the Holder, a membership interest in Arizona Pacific Material, LLC, an Arizona limited liability company (the "LLC"), equal to the percentage of membership interest set forth next to the Holder's name on ANNEX B attached hereto. Within 10 business days of the date hereof, the Company shall have delivered to the Holder satisfactory evidence of such ownership in the LLC including a duly executed Transfer Agreement, membership certificates and any other documents reasonably requested by the Holder in connection with the transfer of ownership thereof. The Holder hereby assigns its right to such membership interest in the LLC to APM Acquisition Corporation, a Delaware corporation.

     IN THE EVENT THAT THE COMPANY FAILS TO DELIVER THE ITEMS IN CLAUSES A. AND
B. ABOVE WITHIN THE TIME PERIODS SET FORTH THEREIN, AN EVENT OF DEFAULT UNDER THE HOLDER'S DEBENTURES SHALL BE DEEMED TO HAVE OCCURRED AND THE WAIVER GRANTED IN SECTION 2 ABOVE SHALL BE NULL AND VOID AND OF NO FURTHER FORCE OR EFFECT.

     4. Redemption at Option of Company. The Holder hereby consents to the redemption in full (but not in part) of the Holder's Debentures in cash as provided below in this Section 4. The Company shall provide the Holder with at least 5 Trading Days' prior written notice (the "Notice of Redemption") of the date that payment of the applicable Redemption Price (as defined herein) in full is to be made, which date of payment must occur on or before June 30, 2007 (the "Redemption Date"). The redemption price (the "Redemption Price") shall equal the sum of (a) 100% of the principal amount of the Holder's Debentures outstanding on the Redemption Date (including the Additional Debentures issued to the Holder pursuant to Section 5(a) and the Deferred Payments subject to
Section 6 below), (b) accrued but unpaid interest thereon through and including the Redemption Date and (c) all other fees and other amount due in respect of the Holder's Debentures and any Additional Debentures held by the Holder. Payment in full of the Redemption Price in cash must be made on the Redemption Date. Up until the date that such payment is made in full, the Holder shall have the right to convert the Holder's Debentures pursuant to the terms thereof. Failure to make payment of the applicable Redemption Price on the Redemption Date shall be deemed an Event of Default under the Holder's Debentures. If the Company elects to cause a redemption pursuant to this Section 4, then it must simultaneously take the same action with respect to the Debentures held by the Other Investors pursuant to Section 4 of the Other Agreements.

     5. Consideration for Company Redemption Right. In consideration for granting the redemption right set forth in Section 4 above, the Company shall undertake the following:

          a. ADDITIONAL DEBENTURES. Concurrently herewith, the Company shall issue to each Holder a convertible debenture (collectively the "Additional Debentures"), substantially in the form of the Debentures, with a principal amount equal to 10% of the principal amount of Debentures outstanding and held by such Holder on the date hereof. The principal amount of Additional Debentures issuable to each Holder are set forth on ANNEX C attached hereto. The rights and obligations of the Company with respect to the Additional Debentures and the shares of Common Stock issuable pursuant to the Additional Debentures (the "Additional Underlying Shares") shall be identical in all respects to the rights and obligations of the Company with respect to the Debentures and the Underlying Shares issued and issuable pursuant to the Transaction Documents. Each Transaction Document is hereby amended so that the term "Debentures" includes the Additional Debentures and the term "Underlying Shares" includes the Additional Underlying Shares. The Company acknowledges and agrees that the obligations of the Company and its Subsidiaries under the Additional Debentures and this Agreement shall be "Obligations" as defined under the Security Agreement and under the deed of trust for the benefit of the Holders granting a first-position lien and encumbrance upon certain real property owned by the LLC as required under the Purchase Agreement. In the event of any redemption pursuant to Section 4 above and Section 4 of the Other Agreements, the Additional Debentures must be redeemed in full along with the Debentures.

          b. USE OF PROCEEDS FROM CAPITAL RAISE. After the date hereof, in the event that the Company raises capital (in one or more financings) through the issuance of debt or equity of any kind, the Company shall use the proceeds raised thereunder first for the redemption in full of the Debentures, the Additional Debentures and all amounts owing thereunder and under the Transaction Documents and this Agreement until all such obligations are paid in full. Any redemption pursuant to this Section 5(b) must occur pro rata among the Holders with respect to the Debentures and the Additional Debentures held by all the Holders.

     IN THE EVENT THAT THE COMPANY FAILS TO DELIVER THE ADDITIONAL DEBENTURES WITHIN 5 BUSINESS DAYS OF THE DATE HEREOF, AN EVENT OF DEFAULT UNDER THE DEBENTURES SHALL BE DEEMED TO HAVE OCCURRED AND THE COMPANY REDEMPTION RIGHT SET FORTH IN SECTION 4 SHALL BE NULL AND VOID AND OF NO FURTHER FORCE OR EFFECT.

     6. Deferral of March and April Monthly Redemption Payments and April 1 Interest Payment. The Holder hereby agrees to defer until the final Maturity Date (as defined in the Debenture and amended hereunder) its right to enforce payment of the March 1, 2007 and April 1, 2007 Monthly Redemptions and the April 1, 2007 quarterly interest payment by the Company ("Deferred Payments"). Notwithstanding anything herein to the contrary, this waiver is limited only to the Deferred Payments and payment of any other Monthly Redemption Amounts or interest payment shall not be deemed waived hereunder. Payment of the Deferred Payments shall be made on the earlier of December 31, 2007 or the date that the Debentures are accelerated pursuant to an Event of Default or paid sooner pursuant to a redemption hereunder or under the Debentures.

     7. Amendment to Debentures. In consideration for deferring the right set forth in Section 6 above, the definition of "Maturity Date" under the Debentures is hereby amended such that (a) $4 million of principal, in the aggregate and pro-rata among the Holders in relation to their the outstanding principal amount of Debentures on June 30, 2007, (b) $3 million of principal, in the aggregate and pro-rata among the Holders in relation to their then outstanding principal amount of Debentures, is due and payable on October 31, 2007 and (c) the entire principal amount of the Debentures is due and payable on December 31, 2007. Additionally, all regularly scheduled interest payments or Monthly Redemptions (except with respect to the Deferred Payments) required under the Debentures shall be paid as scheduled therein. The schedule of payments to each Holder hereunder and under the respective Debentures is set forth on ANNEX D attached hereto.

     8. Appointment of Rockmore as Agent. The appointment of Omicron Master Trust as Agent pursuant to Section 18 of the Security Agreement or any other provision of the Transaction Documents is hereby revoked. The appointment of Rockmore Investment Master Trust Ltd. as Agent pursuant to Section 18 of the Security Agreement and any other Transaction Document is immediately effective. Rockmore Investment Master Fund Ltd. is hereby authorized to amend the currently filed UCC-1s to add Rockmore Investment Master Fund Ltd. and Portside Growth and

Opportunity Fund as secured parties hereunder and to remove Omicron Master Trust as a secured party.

     9. RELEASE. THE COMPANY HEREBY RELEASES THE HOLDER AND ITS AFFILIATES, OFFICERS, EMPLOYEES, DIRECTORS, MEMBERS, AGENTS AND ATTORNEYS (COLLECTIVELY, THE "RELEASEES") FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION (WHETHER AT LAW OR EQUITY) AND OBLIGATIONS OF EVERY NATURE WHATSOEVER, WHETHER LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN, MATURED OR UNMATURED, FIXED OR CONTINGENT (COLLECTIVELY, "CLAIMS") THAT THE COMPANY MAY HAVE AGAINST THE RELEASEES WHICH ARISE FROM OR RELATE TO ANY ACTIONS, OR INACTIONS WHICH THE RELEASEES MAY HAVE TAKEN PRIOR TO THE DATE HEREOF.

     10. Opinion of Company Counsel. In connection with this Agreement, the Company shall deliver to the Holder an opinion of counsel in form and substance reasonably satisfactory to the Holder.

     11. Representations and Warranties of the Company. The Company hereby makes to the Holder the following representations and warranties:

          i. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

          ii. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except as contemplated by the Security Documents) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or

     Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

          iii. Issuance of the Additional Debentures. The Additional Debentures are duly authorized and, upon the execution of this Agreement by the Holder and the Other Agreements by the Other Holders, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Additional Underlying Shares, when issued in accordance with the terms of the Additional Debentures, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Additional Underlying Shares sufficient for the conversion in full of the Additional Debentures.

          iv. Equal Consideration. Except as set forth in this Agreement, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

          v. Survival and Bring Down. All of the Company's warranties and representations contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto. The Company expressly reaffirms that each of the representations and warranties set forth in the Purchase Agreement, except with respect to the Existing Defaults, continues to be true, accurate and complete, and the Company hereby remake and incorporate herein by reference each such representation and warranty as though made on the date of this Agreement.

     12. Representations and Warranties of the Holder. The Holder represents and warrants as of the date hereof to the Company as follows:

          i. Authority. The execution, delivery and performance by the Holder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Holder. This Agreement has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

          ii. Own Account. The Holder understands that the Additional Debentures are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring Additional Debentures as principal for its own account and not with a view to or for distributing or reselling such Additional Debenture or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Additional Debentures (this representation and warranty not limiting such Holder's right to sell the Additional Underlying Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. The Holder is acquiring Additional Debentures hereunder in the ordinary course of its business. The Holder does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Additional Debentures or Additional Underlying Shares.

          iii. Holder Status. The Holder is an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. The Holder is not required to be registered as a broker-dealer under
     Section 15 of the Exchange Act.

     13. Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to the Holder under the Transaction Documents.

     14. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder.

     15. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the applicable Transaction Document.

     16. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of the Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Holder. The Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the applicable Transaction Document.

     17. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement

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
and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

     18. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Transaction Documents.

     19. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     20. Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     21. Effectiveness. The effectiveness of this Agreement shall be expressly conditioned upon the Holder's receipt, on or before April 20, 2007, of copies of the Other Agreements in form and substance satisfactory to the Holder duly executed by all of the Other Holders; (ii) the execution and delivery by the Company and the LLC of the Membership Interest Transfer Agreements relating to the transfer and assignment of, in the aggregate among all such agreements, a 10% Class A Membership Interest in the LLC to the Holders, and (iii) Holder's receipt of a certificate, dated as of the date hereof, executed by the Chief Executive Officer of the Company certifying that no Event of Default and no event which with the giving of notice or the passage of time (or both), would constitute an Event of Default under the Debentures has occurred or is continuing. No consideration was or will be offered or paid to the Other Holders in connection with the their execution of the Other Agreements; provided, however, that the Company shall pay concurrently herewith Rockmore Investment Master Fund $40,000 for its administrative and legal fees and expenses.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement as of the date first set forth above.



                                           WESTERN POWER & EQUIPMENT CORP.

                                           By:____________________________
                                           Name:
                                           Title:



                                           WESTERN POWER & EQUIPMENT CORP.
                                           an Oregon corporation and subsidiary
                                           of the Company


                                           By: ________________________________
                                           Name:
                                           Title:



Name of Holder: ________________________________________________________________

SIGNATURE OF AUTHORIZED SIGNATORY OF HOLDER: ___________________________________

Name of Authorized Signatory: __________________________________________________

Title of Authorized Signatory: _________________________________________________

                                     ANNEX A
                                     -------


Holder       Pro-Rata %  Date Hereof   April 1, 2007  May 1, 2007   June 1, 2007
--------------------------------------------------------------------------------

Rockmore       8.89%       $17,952        17,952         17,952         17,952

Portside       19.36%      $38,714        38,714         38,714         38,714

Smithfield     28.33%      $56,667        56,667         56,667         56,667

Bluegrass LP   1.83%       $ 3,667         3,667          3,667          3,667

Iroquois II    1.50%       $ 3,000         3,000          3,000          3,000

Whitecap       11.67%      $23,333        23,333         23,333         23,333

Crestview      15%         $30,000        30,000         30,000         30,000

Iroquois       13.33%      $26,667        26,667         26,667         26,667


TOTAL:         100%        $200,000     $200,000       $200,000       $200,000




                                     ANNEX B
                                     -------


Holder                                     % Membership Interest In LLC
--------------------------------------------------------------------------------
Rockmore                                             0.9%

Portside                                            1.94%

Smithfield                                          2.83%

Bluegrass LP                                        0.18%

Iroquois II                                         0.15%

Whitecap                                            1.17%

Crestview                                            1.5%

Iroquois                                            1.33%

TOTAL:                                                10%


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

                                     ANNEX C
                                     -------

Holder                                             Additional Debenture
--------------------------------------------------------------------------------

Rockmore                                                $173,510.96

Portside                                                $374,187.79

Smithfield                                              $547,698.75

Bluegrass LP                                             $35,439.32

Iroquois II                                              $28,995.82

Whitecap                                                $225,523.02

Crestview                                               $289,958.17

Iroquois                                                $257,740.60


TOTAL:                                                $1,933,054.43

SCHEDULE OF PAYMENTS
CONVERTIBLE DEBENTURES

                               BLUEGRASS       IROQUIOS       CRESTVIEW         IROQUIOS        ROCKMORE
 DESCRIPTION                    GROWTH            II           CAPITAL           MASTER        INVESTMENT
----------------------------------------------------------------------------------------------------------
Balance as of 01/31/07         354,393.24     289,958.21     2,899,581.68     2,577,405.96    1,735,109.62
Waiver Penalty                  35,439.32      28,995.82       289,958.17       257,740.60      173,510.96
                              ----------------------------------------------------------------------------
Adjusted Balance with
  Penalty                      389,832.56     318,954.03     3,189,539.85     2,835,146.56    1,908,620.58

Forbearance fee                 14,666.66      12,000.00       120,000.00       106,666.67       71,808.00
                              ----------------------------------------------------------------------------
Total with Forbearance         404,499.22     330,954.03     3,309,539.85     2,941,813.23    1,980,428.58
                              ----------------------------------------------------------------------------

PAYMENTS
3/16/2007                       (3,666.66)     (3,000.00)      (30,000.00)      (26,666.67)     (17,952.00)
3/30/2007                       (3,666.66)     (3,000.00)      (30,000.00)      (26,666.67)     (17,952.00)
4/30/2007                      (13,851.86)    (11,333.33)     (113,333.33)     (100,740.74)     (67,818.67)
5/31/2007                      (13,851.86)    (11,333.33)     (113,333.33)     (100,740.73)     (67,818.67)
6/30/2007                      (73,333.32)    (60,000.01)     (600,000.01)     (533,333.34)    (359,039.99)
7/31/2007                      (10,185.19)     (8,333.33)      (83,333.33)      (74,074.07)     (49,866.67)
8/31/2007                      (10,185.19)     (8,333.33)      (83,333.33)      (74,074.07)     (49,866.67)
9/30/2007                      (10,185.19)     (8,333.33)      (83,333.33)      (74,074.07)     (49,866.67)
10/31/2007                     (54,999.99)    (45,000.01)     (450,000.01)     (400,000.01)    (269,279.99)
11/30/2007                     (10,185.19)     (8,333.33)      (83,333.33)      (74,074.07)     (49,866.67)
12/31/2007                    (200,388.11)   (163,954.03)   (1,639,539.85)   (1,457,368.79)    (981,100.58)
                              ----------------------------------------------------------------------------
Ending Balance                         --             --               --               --              --
                              ============================================================================



                                 PORTSIDE       SMITHFIELD
 DESCRIPTION                      GROWTH         FIDUCIARY         WHITECAP          TOTAL
-----------------------------------------------------------------------------------------------
Balance as of 01/31/07         3,741,877.87     5,476,987.49     2,255,230.23     19,330,544.30
Waiver Penalty                   374,187.79       547,698.75       225,523.02      1,933,054.43
                              -----------------------------------------------------------------
Adjusted Balance with
  Penalty                      4,116,065.66     6,024,686.24     2,480,753.25     21,263,598.73

Forbearance fee                  154,858.67       226,666.66        93,333.34        800,000.00
                              -----------------------------------------------------------------
Total with Forbearance         4,270,924.33     6,251,352.90     2,574,086.59     22,063,598.73
                              -----------------------------------------------------------------

PAYMENTS
3/16/2007                        (38,714.67)      (56,666.67)      (23,333.33)      (200,000.00)
3/30/2007                        (38,714.67)      (56,666.67)      (23,333.33)      (200,000.00)
4/30/2007                       (146,255.41)     (214,074.07)      (88,148.15)      (755,555.56)
5/31/2007                       (146,255.40)     (214,074.07)      (88,148.15)      (755,555.54)
6/30/2007                       (774,293.33)   (1,133,333.32)     (466,666.68)    (4,000,000.00)
7/31/2007                       (107,540.74)     (157,407.41)      (64,814.81)      (555,555.55)
8/31/2007                       (107,540.74)     (157,407.41)      (64,814.81)      (555,555.55)
9/30/2007                       (107,540.74)     (157,407.41)      (64,814.81)      (555,555.55)
10/31/2007                      (580,720.00)     (849,999.98)     (350,000.01)    (3,000,000.00)
11/30/2007                      (107,540.74)     (157,407.41)      (64,814.81)      (555,555.55)
12/31/2007                    (2,115,807.89)   (3,096,908.48)   (1,275,197.70)   (10,930,265.43)
                              -----------------------------------------------------------------
Ending Balance                           --               --               --                --
                              =================================================================

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